Exhibit 4.4

ELEVENTH SUPPLEMENTAL INDENTURE

ELEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 23, 2013, among PAETEC Holding Corp., a Delaware corporation (the “Company”), each of the entities listed on Annex A attached hereto as Subsidiary Guarantors (the “Subsidiary Guarantors”), Windstream Corporation, a Delaware corporation (“Windsteam”), and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”).

RECITALS

WHEREAS, the Company and certain of its Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of June 29, 2009 (as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and the Tenth Supplemental Indenture referred to below, the “Indenture”), providing for an initial issuance of an aggregate principal amount of $350,000,000 of the Company’s 8  7/8% Senior Secured Notes due 2017 (the “Notes”) and an additional issuance of an aggregate principal amount of $300,000,000 of the Notes on January 12, 2010 and guarantees of the Notes by the Subsidiary Guarantors (the “Subsidiary Guarantees”), and the Company and other Subsidiary Guarantors have heretofore executed and delivered to the Trustee a First Supplemental Indenture, dated as of January 12, 2010 (the “First Supplemental Indenture”), a Second Supplemental Indenture, dated as of March 5, 2010 (the “Second Supplemental Indenture”), a Third Supplemental Indenture, dated as of April 23, 2010 (the “Third Supplemental Indenture”), a Fourth Supplemental Indenture, dated as of June 22, 2010 (the “Fourth Supplemental Indenture”), a Fifth Supplemental Indenture, dated as of October 15, 2010 (the “Fifth Supplemental Indenture”), a Sixth Supplemental Indenture, dated as of December 6, 2010 (the “Sixth Supplemental Indenture”), a Seventh Supplemental Indenture, dated as of December 6, 2010 (the “Seventh Supplemental Indenture”), an Eighth Supplemental Indenture, dated as of May 5, 2011 (the “Eighth Supplemental Indenture”), a Ninth Supplemental Indenture, dated as of June 3, 2011 (the “Ninth Supplemental Indenture”), and a Tenth Supplemental Indenture, dated as of August 16, 2011 (the “Tenth Supplemental Indenture”);

WHEREAS, Windstream has heretofore executed and delivered to the Trustee a Guaranty, dated as of December 1, 2011, pursuant to which Windstream has guaranteed the payment and performance of the obligations of the Company under the Notes and the Indenture;

WHEREAS, Section 9.02 of the Indenture provides, among other things, that the Company and the Subsidiary Guarantors, when authorized by their Boards of Directors (as evidenced in each case by a Board Resolution), and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, as calculated in accordance with Section 2.10 of the Indenture; and, in the case of an amendment to release of all or substantially all of the collateral securing the Notes, the consent of Holders of at least 66  2/3% in aggregate principal amount of Notes then outstanding (together, the “Requisite Consents”);

WHEREAS, the Company, the Subsidiary Guarantors and Windstream desire to supplement and amend the Indenture;

WHEREAS, Windstream has distributed an Offer to Purchase and Consent Solicitation Statement, dated as of January 8, 2013 (as amended from time to time, the “Offer to Purchase”), and an accompanying Consent and Letter of Transmittal, to the Holders of the Notes seeking their consent (the “Consent Solicitation”) to certain proposed amendments to the Indenture, as described in the Offer to Purchase;

WHEREAS, the Company, the Subsidiary Guarantors, and Windstream have obtained the Requisite Consents from the Holders to amend certain provisions of the Indenture on the terms hereinafter provided; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Company, the Subsidiary Guarantors and Windstream have been done;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree as follows:

ARTICLE ONE

Definitions

1. Capitalized Terms. Capitalized terms used in this Supplemental Indenture (including the recitals hereto) without definition shall have the meanings set forth in the Indenture.

ARTICLE TWO

Amendments

1. Amendments to the Indenture. This Supplemental Indenture hereby amends the Indenture and Notes as provided for below:

(a) Section 4.03 (Limitation on Indebtedness) of the Indenture shall be deleted in its entirety;

(b) Section 4.04 (Limitation on Restricted Payments) of the Indenture shall be deleted in its entirety;

(c) Section 4.05 (Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries) of the Indenture shall be deleted in its entirety;

(d) Section 4.06 (Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries) of the Indenture shall be deleted in its entirety;

(e) Section 4.07 (Limitation on Transactions With Affiliates) of the Indenture shall be deleted in its entirety;

(f) Section 4.08 (Limitation on Liens) of the Indenture shall be deleted in its entirety;

(g) Section 4.09 (Limitation on Sale-Leaseback Transactions) of the Indenture shall be deleted in its entirety;

(h) Section 4.10 (Limitation on Asset Sales) of the Indenture shall be deleted in its entirety;

(i) Section 4.11 (Repurchase of Notes Upon a Change of Control) of the Indenture shall be deleted in its entirety;

(j) Article Two, Section 2 (Amendment to Section 4.11) of the Tenth Supplemental Indenture shall be deleted in its entirety;

(k) Section 4.13 (Payment of Taxes and Other Claims) of the Indenture shall be deleted in its entirety;

(l) Section 4.14 (Maintenance of Properties and Insurance) of the Indenture shall be deleted in its entirety;

(m) Section 4.17 (SEC Reports and Reports to Holders) of the Indenture shall be deleted in its entirety;

(n) Article Two, Section 3 (Amendment to Section 4.17) of the Tenth Supplemental Indenture shall be deleted in its entirety;

(o) Section 4.19 (Future Subsidiary Guarantors) of the Indenture shall be deleted in its entirety;

(p) Section 4.20 (After-Acquired Collateral) of the Indenture shall be deleted in its entirety;

(q) Section 4.21 (Additional Interest Notice) of the Indenture shall be deleted in its entirety;

(r) Clauses (2) and (3) of Section 5.01 (Consolidation, Merger and Sale of Assets) of the Indenture shall be deleted in their entirety;

(s) Clause (3) of Section 6.01 (Events of Default) of the Indenture shall be modified to delete the cross references to Section 4.10 and Section 4.11 of the Indenture;

(t) Clauses (5), (6) and (10) of Section 6.01 (Events of Default) of the Indenture shall be deleted in their entirety; and

(u) Article Twelve (Collateral) of the Indenture shall be deleted in its entirety.

(v) The failure to comply with the terms of any of the Sections of the Indenture set forth in clauses (a) through (r) and (u) above shall no longer constitute a Default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture; and

(w) All definitions set forth in Section 1.01 of the Indenture that relate to defined terms used solely in Sections deleted by this Supplemental Indenture are hereby deleted in their entirety.

ARTICLE THREE

Miscellaneous

1. Ratification of Indenture; Supplemental Indenture Part of Indenture.

(a)	Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Supplemental Indenture, then the terms and conditions of this Supplemental Indenture shall prevail.

(b)	The Notes include certain of the foregoing provisions from the Indenture. Upon the date hereof, as provided for in this Supplemental Indenture, such provisions from the Notes shall be deemed deleted or amended as applicable.

2. Trustee’s Disclaimer. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture. The recitals and the statements herein are deemed to be those of the Company, the Subsidiary Guarantors and Windstream, and not of the Trustee.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE COMPANY, THE SUBSIDIARY GUARANTORS, WINDSTREAM AND THE TRUSTEE AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

4. Severability. If any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture or the Indenture shall not in any way be affected or impaired thereby.

5. Successors. All agreements of the Company, the Subsidiary Guarantors and Windstream in this Supplemental Indenture shall bind any successors thereto.

6. Counterparts. This Supplemental Indenture may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

8. Conflict with the Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture.

***

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

The Company

Paetec Holding Corp.

By:	/s/ Anthony W. Thomas
	Name:	Anthony W. Thomas
	Title:	Chief Financial Officer

The Subsidiary Guarantors

Each of the entities listed on Annex A attached hereto

By:	/s/ Anthony W. Thomas
	Name:	Anthony W. Thomas
	Title:	Chief Financial Officer

Windstream Corporation

By:	/s/ Anthony W. Thomas
	Name:	Anthony W. Thomas
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Supplemental Indenture]

The Trustee

The Bank of New York Mellon

By:	/s/ Laurence J. O’Brien
	Name:	Laurence J. O’Brien
	Title:	Vice President

[Signature Page to Supplemental Indenture]

ANNEX A

Subsidiary Guarantors

Access One Communications Corp.
Allworx Corp.
Cavalier IP TV, LLC
Cavalier Services, LLC
Cavalier Telephone Corporation
Cavalier Telephone Mid-Atlantic, L.L.C.
Cavalier Telephone, L.L.C.
CavTel Holdings, LLC
Compco, Inc.
Elantic Networks, Inc.
Intellifiber Networks, Inc.
LDMI Telecommunications, Inc.
McLeodUSA Information Services LLC
McLeodUSA LLC
McLeodUSA Purchasing, L.L.C.
McLeodUSA Telecommunications Services, L.L.C.
MPX, Inc.
Network Telephone Corporation
NT Corporation
OmniCall, Inc.
PaeTec Communications of Virginia, Inc.
PaeTec Communications, Inc.
PAETEC Corp.
PAETEC iTel, L.L.C.
PAETEC Realty LLC
PaeTec Software Corp.
SM Holdings, LLC
Talk America Holdings, Inc.
Talk America Inc.
Talk America of Virginia, Inc.
TC Services Holding Co., Inc.
The Other Phone Company, Inc.
US LEC Communications LLC
US LEC LLC
US LEC of Alabama LLC
US LEC of Florida LLC
US LEC of Georgia LLC
US LEC of Maryland LLC

US LEC of North Carolina LLC
US LEC of Pennsylvania LLC
US LEC of South Carolina LLC
US LEC of Tennessee LLC
US LEC of Virginia L.L.C.
XETA Technologies, Inc.